UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2008

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	The Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the award of stock option grants to certain of our executive officers pursuant to the terms of the 2007 Equity Incentive Plan (the “Plan”), a copy of which was previously filed with the Securities and Exchange Commission on Form 8-K dated August 10, 2007. The options were granted on February 19, 2008 (the “grant date”), with a fair market value exercise price of $11.29 per share, the closing price of our common stock on the grant date. Each option award has a maximum term of ten years with a vesting schedule as follows (subject to the executives’ continued employment): 25% of the options subject to the grant vest on the first anniversary of the grant date, and 25% of the options subject to the grant vest on each of the second, third and fourth anniversaries of the grant date, such that 100% of the options would be vested on the fourth anniversary of the grant date.

The following table sets forth the name of each executive officer awarded a stock option grant and the number of options awarded.

Name	Options
James J. Kim	250,000
Chairman and Chief Executive Officer

Kenneth T. Joyce	60,000
Executive Vice President, Chief Operating Officer and Chief Administrative Officer

KyuHyun Kim	40,000
President of Amkor Technology Korea and Head of Corporate Worldwide Manufacturing

James M. Fusaro	55,000
Corporate Vice President, Wire Bond Products

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Joanne Solomon
Joanne Solomon
Corporate Vice President & Chief Financial Officer

Date: February 22, 2008